Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225789

PROSPECTUS SUPPLEMENT
(To the Prospectus Dated July 16, 2018)

CHECK-CAP LTD.

6,666,669 Ordinary Shares

We are offering 6,666,669 ordinary shares to institutional investors at an offering price of $0.60 per ordinary share pursuant to this prospectus supplement and the accompanying prospectus.

In a concurrent private placement, we are selling to such investors unregistered warrants to purchase up to 6,666,669 ordinary shares. The warrants and the ordinary shares issuable upon the exercise of the warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CHEK.” The last reported sale price of our ordinary shares on April 17, 2020 was $1.03 per share.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on February 20, 2020, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $19.1 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6 of Form F-3.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent for this offering. The placement agent has agreed to use its “reasonable best efforts” to arrange for the sale of our securities offered by this prospectus supplement and the accompanying prospectus, but the placement agent has no obligation to purchase or sell any of such securities or to arrange for the purchase or sale of any specific number or dollar amount of such securities. There is no required minimum number of our securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth below. We have not arranged to place the funds from investors in an escrow, trust or similar account. We have agreed to pay the placement agent the fees set forth in the table below in connection with this offering, which assumes that we sell all of the securities we are offering hereby.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk.  See the section entitled “Risk Factors” beginning on page S-4 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities

	Per Share	Total
Offering price	$0.600	$4,000,001.40
Placement agent fees (1)	$0.042	$280,000.01
Proceeds, before expenses, to us	$0.558	$3,720,001.39

(1)
We have also agreed to pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, a non-accountable expense allowance of $65,000 and to issue the placement agent or its designees warrants to purchase up to 466,667 of our ordinary shares, which represent 7.0% of the gross proceeds of this offering divided by the offering price. See “Plan of Distribution” on page S-24 of this prospectus supplement for more information regarding the placement agent’s compensation.

We expect that delivery of the ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about April 22, 2020.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is April 20, 2020

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated July 16, 2018 are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of our securities to certain investors. We provide information to you about this offering of our securities in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus.  You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision.  You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto.  In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus, the documents incorporated by reference herein or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

We obtained statistical data, market data and other industry data and forecasts used or incorporated by reference in this prospectus from market research, publicly available information and industry publications.  While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.
ii

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus.  You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision.  Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties.  See information set forth under the section “Cautionary Note Regarding Forward-Looking Statements.”

All information reflects a one-for- twelve reverse share split of our ordinary shares, which occurred on April 4, 2018.

Unless otherwise stated in this prospectus,

•	references to “Check-Cap,” the “Company,” “we,” “us” or “our” refer to Check-Cap Ltd., an Israeli company, together with Check-Cap US, Inc., its U.S. subsidiary;

•	references to “dollars,” “US$” or “$” refer to the legal currency of the United States;

•	the term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel; and

•	references to the “2019 Annual Report” refer to our Annual Report on Form 20-F for the fiscal year ended December 31, 2019.

Our Company

We are a clinical stage medical diagnostics company aiming to redefine CRC prevention through the introduction of C-Scan®, the first and only patient-friendly preparation-free test designed to detect polyps  before they transform into cancer. The disruptive capsule-based screening technology aims to increase screening adherence worldwide and enable millions of people to stay healthy. The system utilizes ultra-low-dose X-rays to scan the inner lining of the colon for precancerous polyps and other structural abnormalities. CRC is the third most commonly diagnosed cancer, with more than 1.8 million new cases identified every year globally. Nearly 881,000 deaths occur annually worldwide as a result of CRC.  While approximately 0.5% of the average-risk screening population presents cancerous polyps in the colon and rectum at a given time, approximately 25% of the same population presents benign polyps that could potentially turn into cancer over time. It can take up to 10 years before a pre-cancerous polyp develops into invasive cancer. As such, there is a crucial detection window for the prevention of colorectal cancer, through the detection of these benign polyps. While routine screening is recommended by The American Cancer Society for healthy people aged 45 years and older, screening adherence remains low. About 1 in 3 adults among the targeted screening population avoids having a colonoscopy in the U.S., and adherence in other regions of the world such as Europe and Asia are even lower. Unlike other screening modalities that are designed for direct visualization and imaging of the internal colon, such as optical colonoscopy, CTC and other capsule-based technologies, C-Scan is designed to function without any laxative preparation, and to transit the gastrointestinal tract by natural motility while the patient continues his or her daily routine. Furthermore, the C-Scan system does not require fasting prior to or during capsule transit. C-Scan is comprised of three main components: (1) C-Scan Cap, a ingestible X-ray scanning capsule; (2) C-Scan Track, three miniaturized patches worn on the patient’s back for integrated positioning, control and data recording; and (3) C-Scan View, a proprietary software to process and represent 2D and 3D maps of the inner surface of the colon.  We believe that this solution has the potential to become an alternative for both physicians and patients and, to increase the number of people completing CRC screening.

Since our formation, we have not generated any revenue. We do not anticipate generating any significant revenue for the foreseeable future and we do not yet have any specific launch dates for our product. We incurred net losses of $13.8 million in 2019, $10.6 million in 2018 and $9.8 million in 2017.  As of December 31, 2019, we had an accumulated deficit of $77.1 million and a total shareholders’ equity of $6.2 million.

Public health epidemics or outbreaks could adversely impact our business. In late 2019, a novel strain of COVID-19, also known as coronavirus, was reported in Wuhan, China. While initially the outbreak was largely concentrated in China, it has now spread to Israel and the United States, and infections have been reported globally. Many countries around the world, including in Israel, have significant governmental measures implemented to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of business. As a consequence, we have experienced disruptions to our operations and we have temporarily suspended our clinical studies. In accordance with the directive of the Israel Ministry of Health, the majority of our employees have been working remotely while a select few continue to work from our headquarters. Also, we have temporarily suspended interactions between hospitals and healthcare professionals and its employees and clinical trial patients. To manage this crisis and until we have better clarity on the global impact of the COVID-19 pandemic, we have implemented several cost reduction measures, including a 15% reduction in salaries for all employees and management and the fees of the members of our board of directors.  In addition, we have lowered monthly expenditures by placing a number of operational employees on unpaid leave. It is too early to assess the full impact of the coronavirus outbreak, but coronavirus is affecting our ability to initiate our planned pivotal study and commence pilot sales in Israel and Europe in our original timeframe.  The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain the coronavirus or treat its impact. In particular, the continued spread of the coronavirus globally, could materially adversely impact our operations and workforce, including our research and clinical trials and our ability to raise capital, could affect the operations of key governmental agencies, such as the FDA, which may delay our development plans, and could result in the inability of our suppliers to deliver components or raw materials on a timely basis or at all, each of which in turn could have a material adverse impact on our business, financial condition and results of operation.

Corporate Information

We are incorporated in Israel.  Our principal executive offices at located at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel.  Our telephone number is +972-4-8303400 and our website is located at www.check-cap.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this prospectus).  Our U.S. agent in connection with this offering is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

The Offering

Securities we are offering	6,666,669 ordinary shares.

Offering price	$0.60 per ordinary share.

Concurrent Private Placement
In a concurrent private placement, for each ordinary share purchased in this offering, each investor will receive an unregistered warrant to purchase one ordinary share (a total of warrants to purchase an aggregate of 6,666,669 ordinary shares). The warrants have an exercise price of $0.80 per ordinary share, are immediately exercisable from the date of issuance and will expire five and one half years from the date of issuance. The warrants and the ordinary shares issuable upon the exercise of the warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Ordinary shares outstanding immediately prior to the offering	10,999,719 ordinary shares

Ordinary shares to be outstanding immediately after the offering	17,666,388 ordinary shares.

Use of Proceeds
The net proceeds from this offering are expected to be approximately $3.5 million after deducting the placement agent fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering to advance the ongoing clinical development of C-Scan®, including preparations for the Company’s U.S. pivotal study, and for general corporate purposes.

Transfer Agent and the Registrar	American Stock Transfer & Trust Company

Risk Factors
Investment in our securities involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus and under similar sections in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus supplement for a discussion of factors you should consider carefully before making an investment decision.

Nasdaq Capital Market Symbol	Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CHEK.”

The number of ordinary shares to be outstanding immediately prior to and after this offering is based on 10,999,719 ordinary shares outstanding as of April 20, 2020, and excludes:

•	5,825,926 ordinary shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $9.94 per ordinary share;

•	547,910 ordinary shares issuable upon the exercise of outstanding options, with a weighted average exercise price of $10.16 per ordinary share, granted under our option and equity incentive plans;

•	92,897 restricted stock units issued to employees, consultants and directors;

•	344,101 ordinary shares that are available for future option grants under our 2015 Equity Incentive Plan and 2015 U.S. Sub-Plan to the 2015 Equity Incentive Plan, or the 2015 Plan;

•
6,666,669 ordinary shares issuable upon exercise of the unregistered warrants to be issued to the investors in a private placement concurrently with this offering, at an exercise price of $0.80 per share; and

•
466,667 ordinary shares issuable upon exercise of the placement agent warrants to be issued to the placement agent as compensation in connection with this offering, at an exercise price of $0.75 per share.

RISK FACTORS

Before deciding to invest in our ordinary shares, you should consider carefully the following risk factors affecting us and our securities and the other information contained or incorporated by reference in this prospectus, including in the 2019 Annual Report.  As a result of these risks and uncertainties, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline.  The risks and uncertainties we discuss in the documents incorporated by reference are those that we currently believe may materially affect our company.  The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

Risks Relating to our Business

Our business may be adversely affected by the impact of coronavirus.

Public health epidemics or outbreaks could adversely impact our business. In late 2019, a novel strain of COVID-19, also known as coronavirus, was reported in Wuhan, China. While initially the outbreak was largely concentrated in China, it has now spread to Israel and the United States, and infections have been reported globally. Many countries around the world, including in Israel, have significant governmental measures implemented to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of business. As a consequence, we have experienced disruptions to our operations and we have temporarily suspended our clinical studies. In accordance with the directive of the Israel Ministry of Health, the majority of our employees have been working remotely while a select few continue to work from our headquarters. Also, we have temporarily suspended interactions between hospitals and healthcare professionals and its employees and clinical trial patients. To manage this crisis and until we have better clarity on the global impact of the COVID-19 pandemic, we have implemented several cost reduction measures, including a 15% reduction in salaries for all employees and management and the fees of the members of our board of directors.  In addition, we have lowered monthly expenditures by placing a number of operational employees on unpaid leave. It is too early to assess the full impact of the coronavirus outbreak, but coronavirus is affecting our ability to initiate our planned pivotal study and commence pilot sales in Israel and Europe in our original timeframe.  The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain the coronavirus or treat its impact. In particular, the continued spread of the coronavirus globally, could materially adversely impact our operations and workforce, including our research and clinical trials and our ability to raise capital, could affect the operations of key governmental agencies, such as the FDA, which may delay our development plans, and could result in the inability of our suppliers to deliver components or raw materials on a timely basis or at all, each of which in turn could have a material adverse impact on our business, financial condition and results of operation.

Risks Relating to this Offering

Our management will have broad discretion over the use of proceeds from this offering and may not obtain a favorable return on the use of these proceeds.

Our management will have broad discretion in determining how to apply the net proceeds from this offering and may spend the proceeds in a manner that our shareholders may not deem desirable. We currently intend to use the net proceeds from this offering to advance the ongoing clinical development of C-Scan®, including preparations for our U.S. pivotal study, and for general corporate purposes.

A substantial number of ordinary shares and ordinary share equivalents will be sold in this offering, which could cause the price of our ordinary shares to decline.

In this offering we will sell 6,666,669 ordinary shares which represents approximately 37.7% of our ordinary shares as of April 20, 2020 after giving effect to the sale of the ordinary shares. In addition, for each ordinary share purchased in this offering, the investors will receive in a concurrent private placement an unregistered warrant to purchase one ordinary share (a total of warrants to purchase up to an aggregate of 6,666,669 ordinary shares). This sale and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those securities or the availability of those securities for sale will have on the market price of our ordinary shares. As result of the dilution experienced by existing shareholders due to this offering, we may be subject to class action litigation based on this dilution.  In addition, a decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities, and may cause you to lose part or all of your investment in our ordinary shares. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Additional financing or future equity issuances may result in future dilution to our shareholders.

We expect that we will need to raise additional funds in the future to complete the development and commercialization of C-Scan, to finance internal growth, to make acquisitions or for other reasons.  Any required additional financing may not be available on terms acceptable to us, or at all.  If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our ordinary shares.  The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility, and would also require us to fund additional interest expense.  If we raise additional funds through collaborations, licensing arrangements or other structured financing transactions, we may relinquish rights to certain of our technologies or products, grant security interests in our assets or grant licenses to third parties on terms that are unfavorable to us.  If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully commercialize our product or continue our research and development.

In addition, to the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

There has been and may continue to be significant volatility in the volume and price of our ordinary shares on the Nasdaq Capital Market.

The market price of our ordinary shares has been and may continue to be highly volatile. Factors, including timing, progress and results of current and future preclinical studies and clinical trials and our research and development programs; regulatory matters, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our stock. Unusual trading volume in our shares occurs from time to time.

We have never declared or paid a dividend and currently do not intend to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our securities.

We have never declared and do not anticipate paying cash dividends on our ordinary shares in the foreseeable future. Our board of directors has discretion to declare and pay dividends on our ordinary shares and will make any determination to do so based on a number of factors, such as our operating results, financial condition, current and anticipated cash needs and other business and economic factors that our board of directors may deem relevant. In addition, we are only permitted to pay dividends out of “profits” (as defined by the Israeli Companies Law, 1999, or the “Israeli Companies Law”), provided that there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations, as they become due. If we do not pay dividends, our ordinary shares may be less valuable because a return on your investment will only occur if the trading price of our securities appreciates. Further, you should not rely on an investment in us if you require dividend income from your investments.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws.  These statements relate to anticipated future events, future results of operations and/or future financial performance.  In some cases, you can identify forward-looking statements by their use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “target”, “future,” “intend,” “may,” “ought to,” “plan,” “possible,” “potentially,” “predicts,” “project,” “should,” “will,” “would,” negatives of such terms or other similar terms.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements including, without limitation, the risks identified above in “Risk Factors” and those contained in the 2019 Annual Report.  The forward-looking statements in this prospectus and the documents incorporated herein by reference include, without limitation, statements relating to:

●	our history of losses and our ability to continue as a going concern;

●	our needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;

●	the impact of the recent outbreak of coronavirus;

●	the initiation, timing, progress and results of our clinical trials and other product development efforts;

●	our reliance on one product or product line;

●	the clinical development, commercialization and market acceptance of C-Scan;

●	our ability to receive de novo classification and other regulatory approvals for C-Scan;

●	our ability to successfully complete clinical trials;

●	our reliance on single-source suppliers;

●	our reliance on third parties, such as for purposes of our clinical trials and clinical development and the manufacturing, marketing and distribution of our C-Scan system;

●	our ability to establish and maintain strategic partnerships and other corporate collaborations;

●	our ability to achieve reimbursement and coverage from government and private third-party payors;

●	the implementation of our business model and strategic plans for our business;

●
the scope of protection we are able to establish and maintain for intellectual property rights covering C-Scan and our ability to operate our business without infringing the intellectual property rights of others;

●	competitive companies, technologies and our industry;

●	statements as to the impact of the political and security situation in Israel on our business; and

●	our expectations regarding the use of proceeds of this offering.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements.  Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should not unduly rely on any forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur.  Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of securities in this offering will be approximately $3.5 million, after deducting the placement agent fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering to advance the ongoing clinical development of C-Scan®, including preparations for our U.S. pivotal study, and for general corporate purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and the investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid dividends on our ordinary shares and currently do not intend to pay cash dividends on our ordinary shares in the foreseeable future.  We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business.

Our ability to distribute dividends also may be limited by future contractual obligations and by Israeli law.  The Israeli Companies Law restricts our ability to declare dividends.  Unless otherwise approved by a court, we can distribute dividends only from “profits” (as defined by the Israeli Companies Law), and only if there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations as they become due.  Subject to the foregoing, payment of future dividends, if any, will be at the discretion of our board of directors and will depend on various factors, such as our financial condition, operating results, current and anticipated cash needs and other business and economic factors that our board of directors may deem relevant.  See “Description of Share Capital—Dividend and Liquidation Rights.” The payment of dividends may be subject to Israeli withholding taxes.  See Item 10E of the 2019 Annual Report, “Additional Information—Taxation—Israeli Tax Considerations and Government Programs—Taxation of Our Shareholders—Taxation of Non-Israeli Shareholders on Receipt of Dividends” which is incorporated herein by reference.  Furthermore, if we pay a dividend out of income attributed to our Benefited Enterprise that was generated during the tax exemption period, we may be subject to tax on the grossed-up amount of such distributed income at the corporate tax rate which would have been applied to our Benefited Enterprise’s income had we not enjoyed the exemption.  See Item 10E of the 2019 Annual Report, “Additional Information—Taxation – Israeli Tax Considerations and Government Programs — Law for the Encouragement of Capital Investments, 5719-1959 — Tax Benefits Subsequent to the 2005 Amendment” which is incorporated herein by reference.

PRINCIPAL MARKETS

Our ordinary shares and Series C Warrants are listed on the Nasdaq Capital Market under the symbols “CHEK,” and “CHEKZ” respectively.  On April 4, 2018, we effected a 1-for-12 reverse share split of our ordinary shares.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2019:

•	on an actual basis;

•	on a pro forma basis to reflect the sale of 2,720,178 ordinary shares at the offering price of $1.75 per share in a private placement that closed in February 2020; and

•
on a pro forma as adjusted basis, to give further effect to the issuance and sale in this offering of 6,666,669 ordinary shares at the offering price of $0.60 per ordinary share, and after deducting the placement agent fees and estimated offering expenses payable by us.

	As of December 31, 2019
	Actual	Pro forma	Pro forma As adjusted
	(in thousands of $)
Shareholders’ equity:
Ordinary share capital, 90,000,000 shares authorized and 8,272,908 shares issued, actual; 10,993,086 shares issued, pro forma; 17,659,755 shares issued, pro forma as adjusted	$5,407	$7,301	11,771
Additional Paid in Capital	$77,964	$80,800	79,815
Accumulated deficit	$(77,137)	$(77,137)	(77,137)
Total shareholders’ equity	$6,234	$10,964	14,449
Total capitalization	$6,234	$10,964	14,449

The number of issued and outstanding shares as of December 31, 2019 in the table excludes:

•	6,012,594 ordinary shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $12.39 per ordinary share;

•	547,322 ordinary shares issuable upon the exercise of outstanding options, with a weighted average exercise price of $10.24 per ordinary share, granted under our option and equity incentive plans;

•	99,530 restricted stock units issued to employees, consultants and directors;

•	344,688 ordinary shares that are available for future option grants under the 2015 Plan;

•
6,666,669 ordinary shares issuable upon exercise of the unregistered warrants to be issued to the investors in a private placement concurrently with this offering, at an exercise price of $0.80 per share; and

•
466,667 ordinary shares issuable upon exercise of the placement agent warrants to be issued to the placement agent as compensation in connection with this offering, at an exercise price of $0.75 per share.

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to our ordinary shares (sometimes referred to as our “securities”).  You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

U.S. Federal Income Taxation

The following are certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our ordinary shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of our ordinary shares that is described above is referred to herein as a “U.S. Holder.”  If a beneficial owner of our ordinary shares is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.”  The material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect.  These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances.  In particular, this discussion considers only holders that own and hold our ordinary shares as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including, but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	certain expatriates or former long-term residents of the United States;

•	persons that directly, indirectly or constructively own 5% or more of our shares (by vote or value);

•	persons that acquired our ordinary shares pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•	persons that hold our ordinary shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	passive foreign investment companies; or

•	controlled foreign corporations.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our ordinary shares.  Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares through such entities.  If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares, the U.S. federal income tax treatment of such entity or arrangement treated as a partnership and each person treated as a partner thereof generally will depend on the status and activities of the person and entity.  This discussion also assumes that any distribution made (or deemed made) to a holder in respect of our ordinary shares and any consideration received (or deemed received) by a holder in connection with the sale or other disposition of our ordinary shares will be in U.S. dollars.  In addition, this discussion also assumes that we will be and have been treated as a foreign corporation for U.S. federal income tax purposes.  In this regard, as described in “Risk Factors – Risks Related to Taxation” in the 2019 Annual Report which is incorporated herein by reference, there is a risk that we could be treated as a domestic (U.S.) corporation for U.S. federal income tax purposes by reason of the transactions related to our acquisition of all of the business operations and substantially all of the assets of Check-Cap LLC on May 31, 2009.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein.  The IRS may disagree with the description herein, and its determination may be upheld by a court.  Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

EACH HOLDER OF OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Taxation of Cash Distributions

Subject to the passive foreign investment company, or PFIC, rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid in respect of our ordinary shares.  A cash distribution on our ordinary shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).  Such dividend generally will not be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.  The portion of such cash distribution, if any, in excess of such earnings and profits will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the ordinary shares.  Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such ordinary shares.

With respect to non-corporate U.S. Holders, any such cash dividends may be subject to U.S. federal income tax at the lower applicable regular long term capital gains tax rate (see “— Taxation on the Disposition of Ordinary Shares” below) provided that (a) our ordinary shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Convention between the Government of the United States of America and the Government of Israel with respect to Taxes on Income, as amended, or the United States-Israel Tax Treaty, (b) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (c) certain holding period requirements are met.  Therefore, if our ordinary shares are not readily tradable on an established securities market, and we are not eligible for the benefits of the United States-Israel Tax Treaty, then cash dividends paid by us to non-corporate U.S. Holders with respect to such ordinary shares will not be subject to U.S. federal income tax at the lower regular long term capital gains tax rate.  Under published IRS authority, shares are considered for purposes of clause (a) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the NASDAQ Capital Market.  Although our ordinary shares are currently listed and traded on the NASDAQ Capital Market, U.S. Holders nevertheless should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Dividends paid to a U.S. Holder with respect to our ordinary shares generally will be foreign source income, which may be relevant in calculating such U.S. Holder’s foreign tax credit limitations.  Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from such U.S. Holder’s taxable income or credited against such U.S. Holder’s U.S. federal income tax liability.  The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.  For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if a U.S. Holder does not satisfy certain minimum holding period requirements.  The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their tax advisors to determine whether and to what extent they will be entitled to this credit.

Taxation on the Disposition of Ordinary Shares

Upon a sale or other taxable disposition of our ordinary shares, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 20%.  Capital gain or loss will constitute long term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year.  The deductibility of capital losses is subject to various limitations.  Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

If an Israeli capital gains tax applies to any gains from the disposition of our ordinary shares by a U.S. Holder, such tax may be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to certain conditions and limitations).  In addition, if such Israeli tax applies to any such gain, a U.S. Holder may be entitled to certain benefits under the United States-Israel Tax Treaty, if such holder is considered a resident of the United States for purposes of, and otherwise meets the requirements of, the United States-Israel Tax Treaty.  U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such Israeli tax and their eligibility for the benefits of the United States-Israel Tax Treaty.

Additional Taxes

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally may be subject to a 3.8% Medicare contribution tax on unearned income, including, without limitation, dividends on, and gains from the sale or other taxable disposition of, our ordinary shares, subject to certain limitations and exceptions.  U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our ordinary shares.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (b) at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income.  Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

We believe that we were a PFIC for the taxable year ended December 31, 2019 and may be a PFIC for the taxable year ending December 31, 2020. Our actual PFIC status for our current taxable year (2020) or any subsequent taxable year is uncertain and will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares, and the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) the ordinary shares, a purging election, a QEF election along with a purging election, or a mark-to-market election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares; and

•
any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we qualified as a PFIC will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest ordinary tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Although a determination as to our PFIC status is made annually, an initial determination that we are a PFIC generally will apply for subsequent years to a U.S. Holder that held (or was deemed to hold) our ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years.  If we are determined to be a PFIC in any taxable year, and then cease to meet the test for PFIC status in a subsequent taxable year, a U.S. Holder may be able to make a purging election to eliminate this continuing PFIC status with respect to its ordinary shares in certain circumstances.  A purging election generally creates a deemed sale of such ordinary shares at their fair market value on the last day of our tax year during which we qualified as a PFIC (or, in the case of a purging election made in connection with a QEF election, the first day of our taxable year in which qualify as a QEF with respect to such U.S. Holder).  Any gain recognized by the purging election generally will be treated as an excess distribution subject to the special tax and interest charge rules described above.  As a result of the purging election, the U.S. Holder generally will increase the adjusted basis in its ordinary shares by the amount of gain recognized and will also have a new holding period in its ordinary shares for purposes of the PFIC rules.

In general, if we are determined to be a PFIC, a U.S. Holder may also avoid the PFIC tax consequences described above with respect to the ordinary shares by making a timely QEF election (or a QEF election along with a purging election).  Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year.  However, a U.S. Holder may make a QEF election only if we agree to provide certain tax information to such holder annually.  At this time, we do not intend to provide U.S. Holders with such information as may be required to make a QEF election effective.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns ordinary shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such ordinary shares for such taxable year.  If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) the ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above with respect to its ordinary shares as long as such shares continue to be treated as marketable stock.  Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted tax basis in its ordinary shares.  The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted tax basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election).  The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC generally will be treated as ordinary income.  Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the U.S. Securities and Exchange Commission, including the Nasdaq Capital Market, or on a foreign exchange or market that is regulated or supervised by a governmental authority of the country in which the exchange or market is located and which (A) meets certain requirements, that are enforced by law, relating to trading volume, listing, financial disclosure, surveillance and other requirements that are designed to (i) prevent fraudulent and manipulative acts and practices, (ii) remove impediments to and perfect the mechanism of a free and open, fair and orderly, market and (iii) protect investors and (B) has rules that effectively promote the active trading of listed stock.  Although our ordinary shares are currently listed and traded on the Nasdaq Capital Market, U.S. Holders nevertheless should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, a U.S. Holder of our ordinary shares may be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. Holder were otherwise deemed to have disposed of an interest in, the lower-tier PFIC.  A mark-to-market election generally would not be available with respect to such a lower-tier PFIC.  U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) ordinary shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and purging and mark-to-market elections are very complex and are affected by various factors in addition to those described above.  Accordingly, U.S. Holders of our ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares under their particular circumstances.

Non-U.S. Holders

Cash dividends paid or deemed paid to a Non-U.S. Holder with respect to our ordinary shares generally will not be subject to U.S. federal income tax unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our ordinary shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates as applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our ordinary shares by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.  In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its ordinary shares and adjustments to that tax basis and whether any gain or loss with respect to such ordinary shares is long term or short term also may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our ordinary shares.

Moreover, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our ordinary shares to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our ordinary shares by a U.S. Holder (other than an exempt recipient), in each case who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

Israeli Tax Considerations and Government Programs

The following is a brief summary of the material Israeli tax laws applicable to us and certain Israeli Government programs that benefit us.  This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our securities purchased in this offering by investors who are non-Israeli residents.  This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law.  Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion.  Because parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion.  The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

The following description is not intended to constitute a complete analysis of all Israeli tax consequences relating to the ownership and disposition of our securities.  You should consult your own tax advisor concerning any tax consequences that may arise Israeli law.

General Corporate Tax Structure in Israel

Israeli resident companies are generally subject to corporate tax, currently at the rate of 23% (effective as of January 1, 2018 and thereafter, reduced from 24% for the 2017 tax year and 25% for the 2016 tax year) of a company’s taxable income.  However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Benefited Enterprise, a Preferred Enterprise or a Priority Technological Enterprise (as discussed below) may be considerably less.  Capital gains derived by an Israeli resident company are subject to tax at the prevailing corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” The Industry Encouragement Law defines an “Industrial Company” as a company resident in Israel, of which 90% or more of its income in any tax year, other than income from defense loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area” (as such term is defined under Section 3A of the Israeli Income Tax Ordinance (New Version), 5721-1961, referred to as the Ordinance).  An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following corporate tax benefits, among others, are available to Industrial Companies:

•
amortization over an eight-year period of the cost of purchased know-how and patents and rights to use a patent and know-how which are used for the development or advancement of the Industrial Enterprise, commencing the tax year in which the company started to use such know-how/ patent;

•	under limited conditions, an election to file consolidated tax returns with related Israeli Industrial Companies; and

•	expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

Eligibility for the benefits under the Industry Encouragement Law is not subject to receipt of prior approval from any governmental authority.  We believe that we may qualify as an “Industrial Company” within the meaning of the Industry Encouragement Law; however, there can be no assurance that we will qualify as an Industrial Company or that the benefits described above will be available in the future.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, was originally enacted in order to provide certain incentives for capital investments in production facilities (or other eligible assets).

The Investment Law has been amended several times in recent years, primarily: Amendment 60, effective as of April 1, 2005, referred to as the 2005 Amendment; Amendment 68, effective as of January 1, 2011, referred to as the 2011 Amendment; Amendment 71, effective as of January 1, 2014, referred to as the 2014 Amendment; and Amendment 73, effective as of January 1, 2017, referred to as the 2017 Amendment.  Pursuant to the foregoing amendments, generally tax benefits that were granted in accordance with the provisions of the Investment Law prior to each such amendment remain in force; however, any benefits granted subsequent to the respective amendment are subject to the provisions of the Investment Law as amended.

Tax Benefits Prior to the 2005 Amendment

Prior to the 2005 Amendment, a capital investment in eligible production facilities (or other eligible assets) could, upon application to the Investment Center of the Israeli Ministry of Economy (formerly named the Ministry of Industry, Trade and Labor), be designated as an “Approved Enterprise” and accordingly, entitled to certain tax benefits under the Investment Law.  Each certificate of approval for an Approved Enterprise relates to a specific investment program in the Approved Enterprise, delineated both by the financial scope of the investment and by the physical characteristics of the facility or the asset.  We do not have any Approved Enterprises.

Tax Benefits Subsequent to the 2005 Amendment

Pursuant to the 2005 Amendment, a company whose facilities meet certain criteria set forth in the 2005 Amendment may claim certain tax benefits offered by the Investment Law (as further described below) directly in its tax returns, without the need to obtain prior approval.  In order to receive the tax benefits, a company must make an investment which meets all of the conditions, including exceeding a minimum entitling investment amount, set forth in the Investment Law.  Such investment allows a company to receive “Benefited Enterprise” status, and may be made over a period of no more than three years ending at the end of the year in which the company chose to have the tax benefits apply to its Benefited Enterprise, referred to as the “Year of Election.”

The extent of the tax benefits available under the 2005 Amendment to qualifying income of a Benefited Enterprise depends on, among other things, the geographic location in Israel of the Benefited Enterprise.  The location will also determine the period for which tax benefits are available.  Under the “Exemption Track” the tax benefits include an exemption from corporate tax on undistributed income generated by the Benefited Enterprise for a period of two to ten years, depending on the geographic location of the Benefited Enterprise in Israel, and a reduced corporate tax rate of 10% to 25% for the remainder of the benefits period, depending on the level of foreign investment in the company in each year.  The benefits period is for a duration of seven or ten years, depending on the location of the Benefited Enterprise, from the later of the first year in which the company generated taxable income from its Benefited Enterprise and the Year of Election, but in any event not more than 12 or 14 years from the Year of Election, depending on the location of the Benefited Enterprise.  A company qualifying for tax benefits under the Exemption Track which pays a dividend (as well as a deemed dividend, such as investments in foreign resident subsidiaries, granting loans to related parties, repurchases of shares, acquisitions of securities/shares, capital reductions and additional events which reflect the transfer of funds out of the Benefitted Enterprise activity) out of income derived during the tax exemption period by its Benefited Enterprise will be subject to corporate tax in respect of the amount of the dividend (grossed-up to reflect the pre-tax income that it would have had to earn in order to distribute the dividend) at the corporate tax rate which would have otherwise been applicable.  Dividends paid out of income attributed to a Benefited Enterprise are generally subject to withholding tax at source at the rate of 15% or such lower rate as may be provided in an applicable tax treaty. Applying reduced tax rates in accordance with a certain tax treaty is subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate.

The benefits available to a Benefited Enterprise are subject to the fulfillment of conditions stipulated in the Investment Law and its regulations.  If a company does not meet these conditions, it may be required to refund the amount of tax benefits, as adjusted by the Israeli consumer price index, plus interest, or other monetary penalties.

We currently have one Benefited Enterprise program under the Investment Law, which, we believe, entitles us to certain tax benefits with respect to income to be derived from our Benefited Enterprise. We chose 2010 as the Year of Election.  We believe that we are located in the Zone A specified development zone and therefore, believe we are entitled to a 10-year benefit period, during which taxable income from our Benefited Enterprise program (once generated) will be tax exempt.  Commencing with the year we will first earn taxable income relating to such enterprise, subject to a 14-year limitation from the Year of Election, and therefore the tax benefit period will in any event end in 2023.

Tax Benefits under the 2011 Amendment and the 2014 Amendment

The 2011 Amendment cancelled the availability of the benefits granted to companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011.  The definition of a Preferred Company includes a company incorporated in Israel that is not wholly-owned by a governmental entity, and that, among other things, owns a Preferred Enterprise and is controlled and managed from Israel.  Under the 2014 Amendment, effective as of January 1, 2014, a Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to its  income derived by its Preferred Enterprise in 2014 and thereafter, unless the Preferred Enterprise is located in a specified development zone (referred to as “Zone A”), in which case the rate will be 9% for the tax years 2014-2016 and, pursuant to the 2017 Amendment (as discussed below), 7.5% from 2017 and thereafter.  We believe our facilities are located in the Zone A specified development zone.

Dividends paid out of income attributed to a Preferred Enterprise are generally subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty.  However, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty will apply).

The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law.  These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Benefited Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

We examined the possible effect, if any, of the provisions of the 2011 Amendment on our financial statements and decided not to apply the new benefits under the 2011 Amendment.

Tax Benefits under the 2017 Amendment

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016 and became effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises”, as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment provides two new tax incentive tracks – the “Priority Technological Enterprise” track and “Special Priority Technological Enterprise” track (as such terms are defined in the Investment Law).  The benefits available to a Priority Technological Enterprise or Special Priority Technological Enterprise are subject to the fulfillment of conditions stipulated in the Investment Law.

A Priority Technological Enterprise is entitled (among other things) to a reduced corporate tax rate of 12% with respect to its income which qualifies as “Preferred Technology Income”, as defined in the Investment Law, unless the Priority Technological Enterprise is located in a specified development zone (referred to as “Zone A”), in which case the rate will be 7.5%.  A Special Priority Technological Enterprises is entitled to a reduced corporate tax rate of 6% with respect to its Preferred Technology Income, regardless of the company’s geographic location within Israel.

Our company does not qualify as a Priority Technological Enterprise or Special Priority Technological Enterprise, within the meanings of the Investment Law.

The termination or substantial reduction of any of the benefits available under the Investment Law could materially increase our future tax liabilities.

The Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (formerly known as the Encouragement of Industrial Research and Development Law, 5744-1984)

Under the Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (formerly known as the Encouragement of Industrial Research and Development Law, 5744-1984), referred to as the Innovation Law, research and development programs which meet specified criteria and are approved by the Israel Innovation Authority, or the IIA of the Ministry of Economy and Industry (formerly the Office of the Chief Scientist of the Ministry of Economy and Industry) are eligible for grants.

Under the Innovation Law as currently in effect, the grants awarded are typically up to 50% of the project’s approved expenditures. The grantee is required to pay royalties to the State of Israel from the sale of products (and associated services) developed using IIA funding. Regulations under the Innovation Law, as currently in effect, generally provide for the payment of royalties of 3% or 5% (and at an increased rate under certain circumstances) on sales of products and services based on technology and know-how developed using IIA grants, until 100% (which may be increased under certain circumstances) of the grant, linked to the U.S. dollar and bearing interest at the LIBOR rate, is repaid. The terms of the Israeli government participation require that products developed with IIA funded be manufactured in Israel, unless the IIA approved grant program includes a pre-determined portion of manufacturing that may be performed outside Israel (as certain of our IIA approved grants included).  The approval of the IIA is required for the transferring of manufacturing outside Israel in excess of such pre-determined portion (however, only a notice to the IIA, as opposed to approval, is required for the transfer outside Israel of up to 10% of the cumulative manufacturing in excess of such pre-approved portion). If manufacturing of IIA-funded products is transferred outside Israel (following IIA approval) in excess of the pre-determined percentage included in the grant approval, then the royalty repayment rate is increased by 1% with respect to the additional approved percentage to be manufactured outside Israel and the royalty repayment for the entire approved program may be increased to up to three times the amount of the grants received, depending on the percentage manufactured outside Israel (plus accrued interest).  IIA prior approval is also required for the transfer of IIA-funded know-how to a third party outside of Israel (including by way of license), which we may not receive (and any such approval would be subject to payment of a redemption fee, calculated according to a formula under the Innovation Law, which may be in the amount of up to six times the amount of the grants received, (less paid royalties, if any, and depreciation, but no less than the total grants received), plus accrued interest). Even following the full repayment of any IIA grants, we must nevertheless continue to comply with the requirements of the Innovation Law. If we fail to comply with any of the conditions and restrictions imposed by the Innovation Law and regulations and guidelines thereunder, or by the specific terms under which we received the grants, we may be required to refund any grants previously received together with interest and penalties, and, in certain circumstances, may be subject to criminal charges.

As of December 31, 2019, we had received funding from the IIA (formerly the OCS) for the financing of a portion of our research and development expenditures in an aggregate amount of approximately $5.3 million.  As of December 31, 2019, we had not paid any royalties to the IIA and had a contingent obligation to the IIA in the amount of approximately $5.7 million.

Taxation of our Security Holders

General

The Ordinance applies Israeli income tax on a worldwide basis with respect to Israeli residents, and on an Israeli source income, with respect to non-Israeli residents.  Dividends distributed (or deemed distributed) by an Israeli resident company to a holder in respect of its securities and consideration received by a holder (or deemed received) in connection with the sale or other disposition of securities of an Israeli resident company are considered to be an Israeli source income.

Taxation of Cash Distributions

A cash distribution on our ordinary shares generally will be treated as a dividend for Israeli income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for Israeli income tax purposes).  The portion of cash distribution, if any, in excess of such earnings and profits will be treated for Israeli tax purpose as a reduction of capital and may have additional or different tax implications.

Non-Israeli residents are generally subject to Israeli withholding tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless a relief is provided in a treaty between Israel and the shareholder’s country of residence (subject to the receipt of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate).  With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or at any time during the preceding 12 months, the applicable withholding tax rate is 30%, unless such “substantial shareholder” holds such shares through a nominee company, in which case the rate is 25%. A “substantial shareholder” is generally a person who alone or together with such person’s relative (as such term is defined in the Ordinance) or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right..

However, a distribution of dividends to non-Israeli residents is subject to withholding tax at source at a rate of 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Benefited Enterprise and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or a Priority Technological Enterprise, unless a reduced tax rate is provided under an applicable tax treaty. We cannot assure you that in the event we declare a dividend we will designate the income out of which the dividend is paid in a manner that will reduce shareholders’ tax liability.

Under the United States-Israel Tax Treaty, the maximum rate of withholding tax on dividends paid to an individual holder who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%.  With respect to dividends paid to a U.S. corporation that held 10% or more of the capital of the paying corporation throughout the tax year in which the dividend is distributed and the preceding tax year and provided that not more than 25% of the gross income of the paying corporation for such prior taxable year (if any) consists of certain interest or dividends, the maximum rate of tax withheld at source is 12.5%; provided, however, that if the paying corporation is an Approved Enterprise, the applicable withholding tax rate under such circumstances is 15% (rather than 12.5%).  We believe that the reference in the United States-Israel Tax Treaty to an Approved Enterprise under the Investment Law is deemed to include also a Benefitted Enterprise, a Preferred Enterprise and a Priority Technological Enterprise under the Investment Law. The United States-Israel Tax Treaty is currently under review and subject to change.

U.S. residents who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for U.S. federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

Taxation on the Disposition of Ordinary Shares

General

The disposition of our ordinary shares is a taxable event subject to Israeli capital gains tax.  The Israeli capital gains rate is generally 25% for individuals who are not “substantial shareholders” (as defined above) and 30% for substantial shareholders, and the corporate tax rate (currently 23%) applies for corporations. However, if the holder claims a deduction for interest and linkage fluctuation expenses in connection with the purchase and holding of such securities, the capital gain will generally be taxed at a rate of 30%.

Non Israeli Holders

A non-Israeli resident who derives capital gains from the sale of securities (including but not limited to ordinary shares) of an Israeli resident company will be exempt from Israeli tax so long as the capital gains are not attributed to a permanent establishment that the non-resident maintains in Israel.

However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of 25% or more in such non-Israeli corporation; or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty.  For example, under the United States-Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the treaty); (ii) holds the shares as a capital asset; and (iii) is entitled to claim the benefits afforded to such person by the treaty, is generally exempt from Israeli capital gains tax.  Such exemption will not apply if, among other things: (i) the capital gain arising from such sale, exchange or other disposition is treated as industrial or commercial profits attributed to a permanent establishment in Israel, subject to certain conditions; (ii) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital of the corporation during any part of the 12-month period preceding the disposition, subject to certain conditions; (iii) the capital gain arising from such sale, exchange or disposition is treated as royalties; or (iv) such U.S. resident is an individual and was present in Israel for 183 days or more during the relevant taxable year.  In such case, the sale, exchange or disposition of our securities would be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits.  The United States-Israel Tax Treaty does not relate to U.S. state or local taxes. The United States-Israel Tax Treaty is currently under review and subject to change.

In some instances where our shareholders may be liable for Israeli tax on the sale of their securities, the payment of the consideration may be subject to the withholding of Israeli tax at source.  Shareholders may be required to demonstrate that they are exempt from tax on their capital gains and to obtain an exemption from withholding tax certificate from the Israel Tax Authority in order to avoid withholding at source at the time of sale.

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 651,600 for 2020, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY ISRAELI TAX LAWS AND ANY APPLICABLE TAX TREATIES.

PRIVATE PLACEMENT TRANSACTION OF WARRANTS

Concurrently with the sale of ordinary shares in this offering, we also expect to issue and sell to the investors in this offering warrants to purchase up to an aggregate of 6,666,669 ordinary shares at an initial exercise price equal to $0.80 per share, or the Warrants.  The exercise price is subject to certain adjustments in the event of (1) payment of an ordinary share dividend or other distribution on any class of capital stock that is payable in ordinary shares; (2) subdivisions of outstanding ordinary shares into a larger number of shares; or (3) combinations of outstanding ordinary share into a smaller number of shares.

Each Warrant shall be exercisable on the issuance date and have a term of exercise equal to five and one-half years from the date of issuance. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99% of the number of our ordinary shares outstanding immediately after giving effect to such exercise.  If at the time of the exercise of the warrants a registration statement and current prospectus covering the resale of the ordinary shares issuable upon exercise of the Warrants is not available, the holder may exercise the Warrants in whole or in part on a cashless basis.

If, at any time while the Warrants are outstanding, (1) we consolidate or merge with or into another entity in which the Company is not the surviving entity; (2) we sell, lease, assign, convey or otherwise transfer all or substantially all of our assets; (3) any tender offer or exchange offer (whether completed by us or a third party) is completed pursuant to which holders of a majority of our outstanding ordinary shares tender or exchange their shares for securities, cash or other property; (4) we effect any reclassification of our ordinary shares or compulsory share exchange pursuant to which outstanding ordinary share is effectively converted or exchange for other securities, cash or property or (5) any transaction is consummated whereby any person or entity acquires more than 50% of the Company's outstanding ordinary shares (each, a “Fundamental Transaction”), then upon any subsequent exercise of a Warrant, the holder thereof will have the right to receive the same amount and kind of securities, cash or other property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares then issuable upon exercise of the Warrant; provided, however, that, if the Fundamental Transaction is not within our control, including not approved by our Board of Directors, a holder shall only be entitled to receive from us or any successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our ordinary shares in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of the ordinary shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of ordinary shares are not offered or paid any consideration in such Fundamental Transaction, such holders of ordinary shares will be deemed to have received securities of the successor entity (which entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

If, at any time while the Warrants are outstanding, we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of our ordinary shares, by way of return of capital or otherwise, then each holder of a Warrant shall be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had held the number of ordinary shares acquirable upon complete exercise of the Warrant immediately prior to the record date for such distribution.

If at any time while the Warrants are outstanding we grant, issue or sell any ordinary share equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of our ordinary shares, or the Purchase Rights, then each holder of a Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of ordinary shares acquirable upon complete exercise of the Warrant immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of ordinary shares are to be determined for the grant, issue or sale of such Purchase Rights.

The Warrants and the ordinary shares issuable upon exercise of the Warrants will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise the Warrants and sell the underlying ordinary shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

The Company has agreed, on or prior to May 20, 2020, to file a registration statement on Form F-1 providing for the resale by the purchasers of the warrant shares issuable upon the exercise of the Warrants.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated March 18, 2020, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our ordinary shares pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our ordinary shares in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of the ordinary shares or the private placement warrants, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We have entered into a securities purchase agreement directly with investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement and accompanying prospectus on or about April 22, 2020, subject to customary closing conditions.

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of this offering. We will also pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, a non-accountable expense allowance of $65,000 and clearing expenses of $12,900. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $117,500.

In addition, we agreed to issue unregistered compensation warrants to the placement agent to purchase a number of ordinary shares equal to seven percent (7%) of the aggregate number of ordinary shares sold to the investors in this offering, or 466,667 ordinary shares.  The placement agent warrants will have an exercise price of $0.75 per share, which is equal to 125% of the offering price per share in this offering, and will have a term of five years from the effective date of the offering. The placement agent warrants will have substantially the same terms as the Warrants being sold to the investors in the simultaneous private placement transaction.  Pursuant to FINRA Rule 5110(g), the placement agent warrants and any shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of  commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the ordinary shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the ordinary shares offered hereby:

	Per Share	Total
Offering price	$0.600	$4,000,001.40
Placement agent fees (1)	$0.042	$280,000.01
Proceeds, before expenses, to us	$0.558	$3,720,001.39

After deducting certain fees due to the placement agent and expenses and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3.5 million.

Tail Financing Payments

We have agreed that the placement agent shall be entitled to compensation, with respect to any public or private offering or other financing or capital-raising transaction of any kind other than a strategic transaction or certain non-U.S. offering transactions, a Tail Financing, to the extent that such financing or capital is provided to the Company by investors whom the placement agent had contacted during the term of its engagement  or introduced to the Company during the term of the placement agent’s engagement by the Company, other than certain entities,  if such Tail Financing is consummated at any time within the twelve-month period following the expiration or termination of the placement agent’s engagement by the Company.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the ordinary shares and warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●
may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

The placement agent acted as our exclusive placement agent in connection with our registered direct offerings we consummated in June 2017, November 2017 and February 2019, and as our underwriter in connection with our underwritten offering in May 2018 for which it received compensation.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CHEK.”

LEGAL MATTERS

Certain legal matters with respect to Israeli law, including the validity of the ordinary shares offered by this prospectus will be passed upon for us by Fischer Behar Chen Well Orion & Co., Tel Aviv, Israel.  Certain matters with respect to U.S. law will be passed upon for us by McDermott Will & Emery LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference in this Prospectus have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, an independent registered accounting firm., an independent registered public accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to significant doubts about the Company’s ability to continue as going concern).  Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.  The address of Brightman Almagor Zohar & Co., a member firm of Deloitte, is 1 Azrieli Center, Tel Aviv, 67021, Israel.

EXPENSES

The following table sets forth costs and expenses, other than any placement agent fees and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$107,500
Accounting fees and expenses	$10,000
Miscellaneous fees and expenses	-
Total	$117,500

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 6, 2020;

•
our Reports on Form 6-K filed with the SEC on March 6, 2020, April 6, 2020 and April 20, 2020 (in each case, to the extent expressly incorporated by reference into our effective registration statements on Form F-3); and

•
the description of our ordinary shares contained in our Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on December 23, 2014 (Registration No. 333- 201250) under the heading “Description of Securities” and as incorporated into our Registration Statement on Form 8-A12B, filed with the SEC February 11, 2015.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Mira Rosenzweig, Chief Financial Officer; at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel; Our telephone number is +972-4-8303400.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered pursuant to this prospectus.  This prospectus does not contain all of the information contained in the registration statement.  The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement.  Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents.  If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.  Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. Our SEC filings, including the registration statement, are available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC.  Those other reports or other information may be inspected without charge at the locations described above.  As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.  In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.  However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at https://www.check-cap.com.  Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.  We have included our website address in this prospectus solely as an inactive textual reference.  We post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

$100,000,000
CHECK-CAP LTD.
Ordinary Shares

Warrants
Subscription Rights
Units

We may offer ordinary shares, par value NIS 2.40 per share, warrants, subscription rights and/or units from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $100,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “CHEK”.

The aggregate market value of our outstanding ordinary shares held by non-affiliates is approximately $75,935,499, which was calculated based on 5,106,624 ordinary shares held by non-affiliates as of June 21, 2018, and a price per share of $14.87, the last reported sale price per share of our ordinary shares on the Nasdaq Capital Market on April 24, 2018.

Our principal executive offices are located at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel.  Our telephone number is +972-4-8303400. Our website address is www.check-cap.com.

Investing in our securities involves risks. You should consider carefully the risk factors referred to in this prospectus on page 5 and in the applicable supplement to this prospectus before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 16, 2018

 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $100,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them.  See “Plan of Distribution.”

 PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. All information reflects a one-for- twelve reverse share split of our ordinary shares, which occurred on April 4, 2018.

Unless otherwise stated in this prospectus,

•	references to “Check-Cap,” the “Company,” “we,” “us” or “our” refer to Check-Cap Ltd., an Israeli company, together with Check-Cap US, Inc., its U.S. subsidiary;

•	references to “dollars,” “US$” or “$” refer to the legal currency of the United States; and

•	the term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel.

Our Company

We are a clinical-stage medical diagnostics company developing C-Scan®, which we believe is the first capsule-based system for preparation-free colorectal cancer screening.

Utilizing innovative ultra-low dose X-ray and wireless communication technologies, the capsule generates information on the contours of the inside of the colon as it passes naturally.  This information is used to create a 3D map of the colon, which allows physicians to look for polyps and other abnormalities. Designed to improve the patient experience and increase the willingness of individuals to participate in recommended colorectal cancer screening, we believe that C-Scan® removes many frequently-cited barriers, such as laxative bowel preparation, invasiveness and sedation. The C-Scan® system is currently not cleared for marketing in any jurisdiction.

On January 9, 2018, we obtained the CE Mark approval of our C-Scan® System, which is required for a product to be marketed in the European Union.  However, we will need to obtain applicable regulatory approvals or clearances to market our products in each country within the European Union.

In the fourth quarter of 2017, we initiated a clinical study for the purpose of introducing C-Scan system Version 3 (formerly referred to as the Advanced C-Scan system), which incorporates the latest algorithms and system optimization and tailors scanning of the colon to the patient’s natural colonic movements to maximize the amount of the colon that is tracked and imaged.  Based on the study’s evaluable results, the C-Scan system Version 3 demonstrated improvement in average colon imaging coverage compared with the C-Scan version used in the multi-center clinical study that supported the CE Mark approval received in January 2018. During the first quarter of 2018, we initiated an EU post approval study using our C-Scan system Version 3, for the purpose of collecting additional evidence of clinical effectiveness and clinical utility to support market adoption.

Since our formation, we have not generated any revenue. We do not anticipate generating any revenue for the foreseeable future and we do not yet have any specific launch dates for our product candidate. We incurred net losses of approximately $12.3 million in 2015, $8.8 million in 2016 and $9.8 million in 2017. As of March 31, 2018, we had an accumulated deficit of approximately $54.84 million and a total shareholders’ equity of approximately $3.34 million.

Recent Developments

Consummation of Underwritten Public Offering on May 8, 2018

On May 8, 2018, we consummated an underwritten public offering of 2,738,472 units (the “Units”), with each Unit consisting of one ordinary share, par value NIS 2.40 per share, of the Company ("Ordinary Share"), and one Series C Warrant to purchase one Ordinary Share, at an offering price of $5.50 per Unit, and an aggregate of 450,909 pre-funded Units, each consisting of one pre‑funded warrant to purchase one Ordinary Share and one Series C Warrant to purchase one Ordinary Share, at an offering price of $5.49 per pre-funded Unit and the exercise price of each pre-funded warrant included in the pre-funded Unit is $0.01 per share. In addition, H.C. Wainwright & Co., LLC (the “Underwriter”), exercised its over-allotment option in full to purchase an additional 478,407 Ordinary Shares and Series C Warrants to purchase up to 478,407 Ordinary Shares. We received gross proceeds (before deducting underwriting discounts and commissions and other offering fees and expenses) of approximately $20.2 million from the offering and the exercise in full of the Underwriter’s over-allotment option to purchase additional Ordinary Shares and Series C Warrants.

Approval and Implementation of Reverse Share Split

On January 18, 2018, we received a notification from Nasdaq stating that based upon the closing bid price of our ordinary shares for the last 30 consecutive business days, we no longer met the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2), required for continued listing.  In accordance with the Nasdaq Listing Rules, we have been provided a compliance period of 180 calendar days, or until July 17, 2018, to regain compliance.  To regain compliance, at any time during such 180 day period, our ordinary shares must have a closing bid price of at least $1.00 for a minimum of ten consecutive business days.

On April 2, 2018, our shareholders approved a reverse share split of our ordinary shares within a range of 1:8 to 1:12, the exact ratio to be determined by further action of our board of directors, to be effective on a date to be determined by our board of directors and announced by us, and to amend our Articles of Association accordingly.

On April 2, 2018, our board of directors approved a reverse share split of our ordinary shares at a ratio of 1-for-12, effective as of April 4, 2018.  Immediately prior to the reverse share split, there were 19,292,477 ordinary shares outstanding. After the reverse share split, there were approximately 1,609,133 ordinary shares outstanding.  All share numbers in this prospectus, including the number of shares issuable upon the exercise of outstanding options and warrants and reserved under the incentive plans and the exercise price of the outstanding options and warrants, are reflected on a post- reverse share split basis. All fractional shares resulting from the implementation of the reverse share split were rounded up to the next whole share.  On April 18, 2018, Nasdaq provided us confirmation that for the last 10 consecutive business days, from April 4 to April 17, 2018, the closing bid price of our ordinary shares has been at $1.00 per share or greater and accordingly, we have regained compliance with Listing Rule 5550(a)(2) and the matter is closed.

There can be no assurance that our ordinary shares will maintain a high enough per share trading price to maintain Nasdaq listing in the future. The market price of our ordinary shares will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. These factors include the status of the market for our ordinary shares at the time, our reported results of operations in future periods, and general economic, market and industry conditions.

Increase of Authorized and Registered Share Capital and Amendment to Articles of Association

At a meeting of our shareholders held on June 21, 2018, our shareholders approved an increase of our authorized and registered share capital by NIS 48,000,000 and the amendment of our articles of association accordingly. Following such increase, which became effective as of June 21, 2018, our authorized and registered share capital is NIS 72,000,000.

Appointment of New Chief Executive Officer

On February 26, 2018, Alex Ovadia was appointed as our Chief Executive Officer. Mr. Ovadia succeeded William (Bill) Densel, our former Chief Executive Officer.

Resignation of Director

On June 29, 2018, our Board of Directors accepted Tomer Kariv’s resignation as a director and member of the Nominating Committee of our Board.  The resignation of Mr. Kariv was not due to any disagreements between Mr. Kariv and our Company on any matter relating to our operations, policies or practices.

Corporate Information

We are incorporated in Israel. Our principal executive offices at located at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel. Our telephone number is +972-4-8303400 and our website is located at www.check-cap.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this prospectus). Our U.S. agent is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

The Securities We May Offer

We may use this prospectus to offer up to $100,000,000 of:

•	ordinary shares;

•	warrants;

•	subscription rights; and

•	units, which may consist of any combination of the above securities.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

 RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•
the risks described in our Annual Report on Form 20-F for our fiscal year ended December 31, 2017 on file with Securities and Exchange Commission (the “SEC”), which is incorporated by reference into this prospectus; and

•
other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations and/or future financial performance. In some cases, you can identify forward-looking statements by their use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “target”, “future,” “intend,” “may,” “ought to,” “plan,” “possible,” “potentially,” “predicts,” “project,” “should,” “will,” “would,” negatives of such terms or other similar terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The forward-looking statements in this prospectus and the documents incorporated herein by reference contain include, without limitation, statements relating to:

•	our goals, targets and strategies;

•
the timing and conduct of the clinical trials for our C-Scan system, including statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;

•	timing or likelihood of regulatory filings, approvals and required licenses for our C-Scan system;

•	our future business development, results of operations and financial condition;

•	our ability to adequately protect our intellectual property rights and enforce such rights and to avoid violation of the intellectual property rights of others;

•	our plans to develop, launch and commercialize our C-Scan system and any future products;

•	the timing, cost or other aspects of the commercial launch of our C-Scan system;

•	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing and strategic partnerships;

•	our estimates regarding the market opportunity, clinical utility, potential advantages, and market acceptance of our C-Scan system;

•	the impact of government laws and regulations;

•	our ability to recruit and retain qualified clinical, regulatory and research and development personnel;

•	the availability of reimbursement or other forms of funding for our products from government and commercial payors;

•	difficulties in maintaining commercial scale manufacturing capacity and capability and our ability to generate growth;

•	our failure to comply with regulatory guidelines;

•	uncertainty in industry demand and patient wellness behavior;

•	general economic conditions and market conditions in the medical device industry;

•	future sales of large blocks of our securities, which may adversely impact our share price;

•	depth of the trading market in our securities; and

•	our expectations regarding the use of proceeds of our May 2018 public offering.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should not unduly rely on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

 USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, operating expenses, research and developments expenses, and other general corporate purposes. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

 RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

 CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

 DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on April 4, 2018 and declared effective by the SEC on May 4, 2018 (Registration No. 333-224139) under the heading “Description of Share Capital”, which description is incorporated by reference herein.

 DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material United States federal and Israeli income tax consequences;

•	the anti-dilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material United States federal and Israel income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of ordinary shares at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, warrants or any combination of such securities.

 PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $100,000,000.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled, under agreements which may be entered into, indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and the Selling Shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for other securities.

Each series of offered securities, other than the Ordinary Shares which are listed on NASDAQ Capital Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

 EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee and FINRA fees, are estimated.

SEC registration fee		$7,603.61
FINRA fees	$	*
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

* To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on April 4, 2018;

•
Our Current Reports on Form 6-K filed with the SEC on April 5, 2018, April 19, 2018; May 4, 2017, May 8, 2018, May 17, 2018, May 21, 2018, May 22, 2018, May 29, 2018, June 4, 2018, June 5, 2018, June 21, 2018, June 29, 2018 and July 6, 2018;

•
the description of our ordinary shares contained in our Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on December 23, 2014 (Registration No. 333- 201250) under the heading “Description of Securities” and as incorporated into our Registration Statement on Form 8-A12B, filed with the SEC February 11, 2015;

•
any Form 20-F or Form 6-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC); and

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any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Lior Torem, Chief Financial Officer; at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel; Our telephone number is +972-4-8303400.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

 INDEMNIFICATION

Under the Israeli Companies Law, 1999 (the “Israeli Companies Law”) a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended articles of association include such a provision to the fullest extent permitted by law. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or other distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of any such event or following an event, provided its articles of association include a provision authorizing such indemnification:

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a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

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reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

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reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

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expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of the duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•	a financial liability imposed on the office holder in favor of a third party; and

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expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or certain compensation payments to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Securities Law.

Under the Israeli Companies Law, a company may not indemnify, exculpate or enter into an insurance contract for office holder liability, for any of the following:

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a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to the chief executive officer and a director or (under certain circumstances), also by the shareholders. However, under a recent amendment to regulations promulgated under the Israeli Companies Law, the insurance of office holders shall not require shareholder approval and may be approved only by the compensation committee, provided that (i) the engagement terms are determined in the company’s compensation policy and such compensation policy was approved by the shareholders by a majority vote of the shares present and voting at a shareholders meeting on the matter and either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation arrangement present and voting on the matter, excluding abstentions; or (b) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the matter and who vote against the matter does not exceed 2% of the company’s aggregate voting rights; and (ii) the insurance policy is on market terms and is not likely to materially impact the company’s profitability, assets or obligations.

Our amended articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted under the Israeli Companies Law and the Israeli Securities Law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

We have entered into indemnification and exculpation agreements with each of our current officers and directors exculpating them from a breach of their duty of care to us to the fullest extent permitted by the Israeli Companies Law and undertaking to indemnify them to the fullest extent permitted by the Israeli Companies Law and the Israeli Securities Law, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by our board of directors based on our activities, as set forth in the indemnification agreements. Under such indemnification agreements, the maximum aggregate amount of indemnification that we may pay to any and all of our currently serving or future officers and directors together may not exceed the higher of $5 million and 25% of our shareholders equity according to our most recent financial statements at the time of payment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 LEGAL MATTERS

The validity of the warrants, subscription rights and units and legal matters as to United States and New York law has been passed upon for us by Loeb & Loeb LLP. The validity of the ordinary shares and legal matters as to Israeli law has been passed upon for us by Fischer Behar Chen Well Orion & Co., Tel Aviv, Israel.

 EXPERTS

The financial statements incorporated by reference in this Prospectus have been audited by Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to significant doubts about the Company’s ability to continue as going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The address of Brightman Almagor Zohar & Co., a member firm of Deloitte, is 1 Azrieli Center, Tel Aviv, 67021, Israel.

 WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information contained in the registration statement.  The rules and regulations of the SEC allow us to omit certain information from this prospectus. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at https://www.check-cap.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

 ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. All of our current executive officers, the Israeli experts and two of our serving directors reside in Israel, and substantially all of our assets and a substantial portion of the assets of these persons are located in Israel. Therefore, service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets, and a substantial portion of those of our officers and directors who reside outside the United States and the Israeli experts named herein, are located outside the United States, any judgment obtained in the United States against us or any of these persons may not be collectible within the United States.

We have appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of Puglisi & Associates is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, Fischer Behar Chen Well Orion & Co., that there is doubt as to the enforceability of civil liabilities under U.S. securities laws pursuant to original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the grounds that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

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the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to render a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates

Check-Cap Ltd.

6,666,669 Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

April 20, 2020